QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2002

Monolithic System Technology, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction
of incorporation)

000-32929
Commission File Number

77-0291941
(I.R.S. Employer
Identification Number)

1020 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (408) 731-1800

        The registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of business acquired.

    The following financial statements of ATMOS are included in this report.

  (1)
  Audited balance sheets of ATMOS as of January 31, 2002 and 2001, and the related statements of operations and deficit and cash flows for the years then ended.

  (2)
  Unaudited balance sheet of ATMOS as of July 31, 2002 and the unaudited statement of operations and deficit and cash flows for the six months then ended.

  (3)
  Unaudited reconciliation of United States accounting principles as of July 31, 2002 and for the six months ended July 31, 2002

  (b)
  Unaudited Pro forma financial information.

    The following unaudited pro forma condensed financial information is being filed herewith:

  (1)
  Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2002.

  (2)
  Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2001 and for the six months ended June 30, 2002.

  (c)
  Exhibits

  2.2
  Share Purchase Agreement for the shares of ATMOS Corporation

  23.3
  Consent of Independent Accountants of ATMOS Corporation

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(1)
Audited balance sheets of ATMOS as of January 31, 2002 and 2001, and the related statements of operations and deficit and cash flows for the years then ended.

    Financial Statements of

    ATMOS CORPORATION

    Years ended January 31, 2002 and 2001

    (In U.S. dollars)

AUDITORS' REPORT TO THE DIRECTORS

        We have audited the balance sheets of Atmos Corporation as at January 31, 2002 and 2001 and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants

Ottawa, Canada

March 8, 2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA—U.S. REPORTING DIFFERENCE

        In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1(a) to the financial statements. Our report to the directors dated March 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.

/s/ KPMG LLP

Chartered Accountants

Ottawa, Canada
March 8, 2002

ATMOS CORPORATION

Balance Sheets

January 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001
Assets
Current assets:
Cash and cash equivalents	$1,946,958	$1,116,471
Amounts receivable	60,390	147,998
Prepaid expenses	104,517	149,984
Investment tax credits receivable	—	476,706
Prepaid services	—	196,765

	2,111,865	2,087,924
Property and equipment (note 2)	2,796,365	639,198
Term deposit (note 3)	253,116	266,667

	$5,161,346	$2,993,789

Liabilities and Shareholders' Equity (Deficiency)
Current liabilities:
Accounts payable and accrued liabilities	$645,996	$387,109
Current portion of capital lease obligations (note 4)	626,676	56,045
Convertible debentures (note 5)	—	2,719,959

	1,272,672	3,163,113
Capital lease obligations (note 4)	58,452	112,886
Deferred lease inducement	161,124	—
Shareholders' equity (deficiency):
Share capital (note 6)	14,022,423	4,301,888
Additional paid-in capital (note 5)	—	13,374
Cumulative translation account	(207,112)	(12,477)
Deficit	(10,146,213)	(4,584,995)

	3,669,098	(282,210)
Basis of presentation (note 1(a))
Commitments (note 9)

	$5,161,346	$2,993,789

See accompanying notes to financial statements.

ATMOS CORPORATION

Statements of Operations and Deficit

Years ended January 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001
Revenues:
Software licenses	$71,667	$36,315
Engineering and design services	245,946	127,779

	317,613	164,094
Expenses:
Research and development	3,016,258	594,835
General and administrative	1,234,775	689,815
Sales and marketing	955,933	361,709
Depreciation of property and equipment	515,184	64,383
Amortization of prepaid services	189,197	481,150

	5,911,347	2,191,892

Loss before other income (expenses)	(5,593,734)	(2,027,798)
Other income (expenses):
Interest income, net	32,516	48,778
Royalty rate reduction	—	(2,274,066)
Gain on sale of subsidiary	—	67,249

Net loss	(5,561,218)	(4,185,837)
Deficit, beginning of year	(4,584,995)	(399,158)

Deficit, end of year	$(10,146,213)	$(4,584,995)

Loss per share—basic and fully diluted (note 10)	$(1.25)	$(0.98)

Weighted average number of shares outstanding	4,453,143	4,255,859

See accompanying notes to financial statements.

ATMOS CORPORATION

Statements of Cash Flows

Years ended January 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001
Cash flows from operating activities:
Net loss	$(5,561,218)	$(4,185,837)
Items not involving cash:
Depreciation of property and equipment	515,184	64,383
Amortization of deferred lease inducement	(19,587)	—
Amortization of prepaid services	189,197	481,150
Loss on disposal of property and equipment	14,632	—
Royalty rate reduction	—	2,274,066
Gain on sale of subsidiary	—	(67,249)
Changes in non-cash operating working capital	860,022	(247,430)

	(4,001,770)	(1,680,917)
Cash flows from financing activities:
Repayment of capital lease obligations	(315,133)	(28,061)
Issuance of convertible debenture	—	1,296,760
Issuance of common shares	12,056	878
Issuance of preferred shares	7,233,155	1,860,561
Issuance of a warrant	16,291	—
Share issue costs	(212,673)	(42,933)

	6,733,696	3,087,205
Cash flows from investing activities:
Purchase of property and equipment	(1,718,406)	(280,554)
Increase in term deposit	—	(266,667)
Proceeds on sale of subsidiary	—	67,249

	(1,718,406)	(479,972)
Effects of exchange rates on cash and cash equivalents	(183,033)	20,429

Increase in cash and cash equivalents	830,487	946,745
Cash and cash equivalents, beginning of year	1,116,471	169,726

Cash and cash equivalents, end of year	$1,946,958	$1,116,471

Supplemental cash flow disclosure:
Interest paid	$115,990	$37

The Company considers cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

See accompanying notes to financial statements.

ATMOS CORPORATION

Notes to Financial Statements

Years ended January 31, 2002 and 2001

(Expressed in U.S. dollars)

        The Company was incorporated on February 22, 1994 to carry on the business of microelectronic consulting services. In fiscal 2000, the Company began developing and marketing embedded semi-conductor memory solutions to corporations which design and implement "Systems-on-chip" applications.

1. Significant accounting policies:

(a)
Basis of presentation:

        The financial statements have been prepared assuming that the Company will continue as a going concern. As at January 31, 2002, the Company had positive working capital of $839,193, however for the year then ended it had incurred a loss of $5,561,218 and had negative cash flow from operations of $4,001,770. The Company expects to continue to incur operating losses for the foreseeable future. The Company currently has no operating line of credit.

        All of the above factors raise substantial doubt about the Company's ability to continue as a going concern. Management has commenced implementation of a plan to address these issues including restructuring its organization and continuing to raise capital through the private placement of equity. The Company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Company's financial condition and or results of operations. The financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

        In the longer term, the Company cannot be certain that cash generated from its future operations will be sufficient to satisfy its liquidity requirements and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its products and services. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favourable to the Company.

(b)
Cash and cash equivalents:

        Cash and cash equivalents include guaranteed investment certificates ("GICs") of $1,265,582 (2001—$Nil). All GIC's have maturities of less than 365 days but are redeemable at anytime.

(c)
Property and equipment:Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is provided using the following methods and rates:

Asset	Method	Rate
Furniture and fixtures	Declining balance	20%
Electronic equipment	Declining balance	30%
Computer equipment	Declining balance	30%
Computer software	Declining balance	100%
Software	Straight-line	4 years or life of license

        Leasehold improvements are depreciated on a straight-line basis over the related lease term.

        One-half of one year's depreciation is taken in the year of acquisition.

(d)
Leases:

        Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the lessee. Assets acquired under capital leases are depreciated at the same rates as those described in note 1(c) unless ownership of the asset does transfer in which case the asset is depreciated over the shorter of the lease term and its useful life. Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense.

(e)
Deferred lease inducement:

        Lease inducements are deferred and amortized over the term of the lease.

(f)
Revenue recognition:

        Revenue from software licenses is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectibility is probable.

        Revenue from engineering and design services is recognized as the services are rendered based on contract milestones and collectibility is reasonably assured. Billings in advance of services rendered are recorded as deferred revenue and are recognized at the time services are rendered.

(g)
Research and development costs:

        Research costs are expensed as incurred. Development costs are expensed in the year incurred unless management believes a development project meets the Canadian generally accepted accounting criteria for deferral and amortization. No development costs incurred to date meet the criteria for deferral and amortization.

(h)
Investment tax credits:

        Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related expense or the cost of the assets acquired when there is reasonable assurance that they will be realized.

(i)
Income taxes:

        Income taxes are accounted for under the asset and liability method. Future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

(j)
Foreign currency translation:

        The Company's measurement currency is the Canadian dollar and its reporting currency is the U.S. dollar. Foreign currency transactions are translated into Canadian dollars at exchange rates in effect on the date of the transactions. Monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect as at the balance sheet date. Foreign currency gains and losses are included in income.

        The Company's financial statements are translated into U.S. dollars for reporting purposes. Assets and liabilities are translated at rates of exchange at the balance sheet date and revenue and expenses are translated at average exchange rates. Gains and losses arising from the translation of financial statements are deferred and included as a separate component of shareholders' equity (deficiency).

(k)
Stock-based compensation:

        No compensation expense is recognized for options granted to employees or non-employees when the option is granted. Proceeds received on the exercise of options granted to both employees and non-employees are recorded in shareholders' equity when the options are exercised.

(l)
Earnings per share:

        Basic earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the reporting period. The treasury stock method is used for calculating diluted earnings per share. Under the treasury stock method, diluted earnings per share are computed similar to basic earnings per share except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds were used to acquire shares of common stock at the average market price during the reporting period.

(m)
Use of estimates:

        The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant management estimates include assumptions used in estimating investment tax credits receivable. Receipt of these credits is dependent on Canada Customs and Revenue Agency's review and acceptance of the eligibility of expenditures.

2. Property and equipment:

	Cost	Accumulated depreciation	2002 Net book value
Furniture and fixtures	$238,506	$40,025	$198,481
Electronic equipment	700,533	109,328	591,205
Computer equipment	415,181	110,096	305,085
Computer software	30,695	22,669	8,026
Software	408,624	75,267	333,357
Leasehold improvements	559,588	59,956	499,632

	2,353,127	417,341	1,935,786
Property under capital lease:
Electronic equipment	50,623	20,502	30,121
Computer equipment	123,796	39,177	84,619
Software	833,127	87,288	745,839

	1,007,546	146,967	860,579

	$3,360,673	$564,308	$2,796,365

	Cost	Accumulated depreciation	2001 Net book value
Furniture and fixtures	$19,909	$6,354	$13,555
Electronic equipment	15,497	3,072	12,425
Computer equipment	266,680	14,825	251,855
Computer software	15,427	8,469	6,958
Software tools/licenses	173,250	7,219	166,031
Leasehold improvements	23,428	5,206	18,222

	514,191	45,145	469,046
Property under capital lease:
Furniture and fixtures	58,276	5,827	52,449
Electronic fixtures	53,334	8,000	45,334
Computer equipment	85,139	12,770	72,369

	196,749	26,597	170,152

	$710,940	$71,742	$639,198

        During the year, property and equipment were acquired at an aggregate cost of $2,788,724 (2001—$680,771) of which $887,510 (2001—$198,469) were acquired by means of capital leases and $182,808 (2001—$Nil) were acquired by means of leasehold inducements. Cash payments of $1,718,406 (2001—$280,554) were made to purchase property and equipment.

        In addition, during the year ended January 31, 2002, property and equipment under capital leases with a net book value of $45,389 was disposed of in exchange for forgiveness of the remaining capital lease obligation of $40,769. A loss of $4,620 was recognized on the transaction.

3. Term deposit:

        The Company has a term deposit, held by a chartered bank, which supports a letter of credit with the Company's landlord as beneficiary. The letter of credit has been drawn pursuant to a security requirement of the Company's office lease and must stay in place for a minimum of five years.

4. Capital lease obligations:

        Future minimum capital lease payments as of January 31:

	2002	2001
2002	$—	$67,282
2003	657,928	64,633
2004	38,450	40,842
2005	10,703	10,811
2006	11,153	8,626

Total minimum lease payments	718,234	192,194
Less amount representing interest (at approximately 8%)	33,106	23,263

Present value of minimum lease payments	685,128	168,931
Current portion of capital lease obligations	626,676	56,045

	$58,452	$112,886

5. Convertible debentures:

        During the year ended January 31, 2001, the Company issued convertible debentures which were convertible at a 10% discount into the same series of securities of the Company as subscribed in the next round of financing. Interest accrued on the principal balance at a rate of 7% per annum. The debentures were issued on November 30, 2000 and January 31, 2001, at which time the fair value of the Company's obligation to make future payments of principal and interest was $2,719,959 and the fair value of the holder's conversion option was $13,374. During the year ended January 31, 2002, the debentures were converted into Class D series 2 preferred shares.

6. Share capital:

(a)
Authorized:

Unlimited	Class A preferred shares, voting, convertible to common without restriction on a 1 for 1 basis
Unlimited	Class B preferred shares, voting, convertible to common without restriction on a 1 for 1 basis
Unlimited
Class C preferred shares, non-voting, convertible to common without restriction on a 1 for 1 basis, automatically convertible to Class B preferred shares upon the issuance of a certain number of voting shares
4,000,000	Class D series 1 preferred shares, voting, convertible to common without restriction on a 1 for 1 basis
1,898,148	Class D series 2 preferred shares, voting, convertible to common without restriction on a 1 for 1 basis

(b)
Issued:

	2002		2001
	Number of shares	Amount	Number of shares	Amount
Common shares:
Balance, beginning of year	4,354,028	$233,005	4,223,000	$232,127
Issued for cash	139,938	12,056	131,028	878

Balance, end of year	4,493,966	245,061	4,354,028	233,005
Class A preferred shares:
Balance, beginning of year	1,500,000	504,168	1,500,000	504,168
Issued for cash	1,700,000	553,890	—	—

Balance, end of year	3,200,000	1,058,058	1,500,000	504,168
Class B preferred shares:
Balance, beginning of year	3,773,314	3,058,900	—	—
Conversion of Class C preferred shares	678,481	548,748	—	—
Issued for cash	1,679,358	1,466,181	2,291,668	1,860,561
Issued for prepaid services and royalty rate reduction	—	—	1,481,646	1,198,339

Balance, end of year	6,131,153	5,073,829	3,773,314	3,058,900
Class C preferred shares:
Balance, beginning of year	678,481	$548,748	—	$—
Conversion to Class B preferred shares	(678,481)	(548,748)	—	—
Issued for prepaid services and royalty rate reduction	—	—	678,481	548,748

Balance, end of year	—	—	678,481	548,748
Class D series 1 preferred shares:
Issued for cash	3,333,333	5,213,084	—	—

Balance, end of year	3,333,333	5,213,084	—	—
Class D series 2 preferred shares:
Conversion of debentures	1,898,148	2,671,706	—	—

Balance, end of year	1,898,148	2,671,706	—	—
Warrants:
Balance, beginning of year	—	—	—	—
Issued for cash	1	16,291	—	—

Balance, end of year	1	16,291	—	—
Less:
Share issue costs	—	255,606	—	42,933

Balance, end of year		$14,022,423		$4,301,888

        During the year ended January 31, 2001, the Company issued 1,898,313 Class B preferred shares and 678,481 Class C preferred shares in exchange for cash consideration of $336,995, services valued at $681,147 and the reduction of a royalty rate on licensing revenues valued at $1,065,940. The services, which were used by the Company over the twelve month period ending May 10, 2001, were recognized into income as utilized. The royalty rate reduction was included in other expenses.

        During the year ended January 31, 2000, the Company granted 525,000 warrants in conjunction with the issuance of the 1,500,000 Class A preferred shares. The warrants can be exercised without restriction into common shares at an exercise price of Cdn. $0.50 per share.

        During the year ended January 31, 2001, the Company granted 2,190,624 warrants in conjunction with the issuance of 3,773,314 Class B preferred shares. 1,175,000 of the warrants can be exercised into an equivalent number of Class A preferred shares at an exercise price of Cdn. $0.50 per share. 1,015,624 of the warrants can be exercised into an equivalent number of Class B preferred shares at exercise prices per share of Cdn. $1.80 to $2.40. The warrants expire April 4, 2004.

        During the year ended January 31, 2002, all warrants outstanding were exercised, resulting in the issue of 1,700,000 Class A preferred shares and 1,679,298 Class B preferred shares at exercise prices ranging from Cdn. $0.50 to $2.40 per share. The Company then issued a warrant for $16,291 cash. The warrant is exercisable into 666,667 Class D series 1 preferred shares at an exercise price of Cdn. $2.40 for each share. The Company also converted 678,481 Class C preferred shares into an equivalent number of Class B preferred shares.

(c)
Stock options:

        Under the terms of the Stock Option Plan, the Company is authorized to issue up to 20% of the fully diluted shares outstanding to a maximum of 3,578,084, to its employees, officers, directors and other service providers. The exercise price of each option and the vesting period is determined by the Company on the award of the option. The options expire on the fifth anniversary date of the grant.

        A summary of the status of the Company's Stock Option Plan is presented below:

	2002		2001
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Outstanding, beginning of year	1,862,166	$0.36	—	$—
Granted	851,500	0.77	1,993,194	0.34
Exercised	(139,938)	0.08	(131,028)	0.01

Options outstanding, end of year	2,573,728	$0.58	1,862,166	$0.36

Options exercisable, end of year	973,670	$0.40	601,498	$0.29

        The following table summarizes information about stock options outstanding at January 31, 2002:

Options outstanding				Options exercisable
Exercise prices	Number outstanding at 01/31/02	Weighted average remaining contractual life	Weighted average excercise price	Number exercisable at 01/31/02	Weighted average exercise price
$0.01	186,464	3.35 years	$0.01	119,797	$0.01
0.34	744,930	3.21 years	0.34	582,595	0.34
0.77	1,642,334	4.23 years	0.77	271,278	0.77

	2,573,728		$0.58	973,670	$0.40

7. Income taxes:

        The tax effects of temporary differences and non-capital loss carryforwards are as follows:

	2002	2001
Future tax asset:
Non-capital loss carryforwards	$1,721,000	$1,433,000
Unclaimed scientific research and experimental development	1,715,000	293,000
Financing costs	82,000	26,000

Total gross future tax assets	3,518,000	1,752,000
Valuation allowance	(2,993,000)	(1,550,000)

	525,000	202,000
Future tax liability:
Property and equipment	(525,000)	(119,000)
Investment tax credits receivable	—	(83,000)

	$—	$—

        Income tax expense attributable to income (loss) before income taxes was $Nil (2001—$Nil) and differed from the amounts computed by applying the Canadian federal and provincial income tax rates of 41.83% (2001—43.80%) to income (loss) before income taxes as a result of the following:

	2002	2001
Expected tax rate	41.83%	43.80%
Expected Canadian income tax recovery	$(2,326,257)	$(1,833,397)
Increase in income taxes resulting from:
Changes in valuation allowance	1,540,000	1,349,000
Adjustment to originating temporary differences and non-capital losses for enacted changes in tax laws and rates	743,000	504,000
Share issuance costs	79,000	—
Provincial differences relating to scientific research and experimental development	(69,000)	(81,000)
Debt forgiveness	27,000	—
Adjustment to deferred tax assets and liabilities for enacted changes in tax laws and rates	—	83,000
Non-taxable gain	—	(30,000)
Other	6,257	8,397

	$—	$—

        At January 31, 2002, non-capital loss carryforwards were available to reduce future taxable income, the benefit of which has not been recognized in the financial statements. The losses expire as follows:

	Federal	Provincial
2007	$240,000	$240,000
2008	3,045,000	3,953,000
2009	2,056,000	2,550,000

	$5,341,000	$6,743,000

        The Company also has amounts deductible for income tax purposes in excess of amounts deducted for book purposes of approximately $4,176,000 (2001—$388,000) primarily due to unclaimed scientific research and experimental development expenditures. The benefit of these amounts has not been recognized in the financial statements.

        The Company has investment tax credit carryforwards available to reduce income taxes payable in Canada which expire as follows: 2010—$1,266; 2011—$79,100; and 2012—$1,059,000.

8. Related party transactions:

        During the year ended January 31, 2002, the Company purchased a software license from a shareholder for cash consideration of $199,329. At January 31, 2002, $151,870 is included in accounts payable and accrued liabilities.

        In addition, during the year ended January 31, 2002, the Company extended a loan to one of its shareholders. The loan was secured by 50,000 common shares of the Company. Subsequent to January 31, 2002, the loan was written off and the shares redeemed. As this transaction occurred prior to the release of the financial statements, it has been reflected in the statement of operations for the year ended January 31, 2002.

9. Commitments:

        The Company is committed to payments under operating leases for office space and software. Annual payments are approximately as follows:

	2002	2001
2002	$—	$196,300
2003	286,080	233,400
2004	243,750	222,650
2005	243,750	190,100
2006	243,750	190,100
2007	243,750	—

	$1,261,080	$1,032,550

10. Loss per share:

        For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the preferred shares been converted, the effect on the loss per share would be anti-dilutive.

        The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

	2002	2001
Class A preferred shares	3,200,000	1,500,000
Class B preferred shares	6,131,153	3,773,314
Class C preferred shares	—	—
Class D series 1 preferred shares	3,333,333	—
Class D series 2 preferred shares	1,898,148	—
Stock options	2,573,728	1,862,166

11. Financial instruments:

  Fair values

        The carrying values of cash and cash equivalents, amounts receivable, investment tax credits receivable, shareholder loan receivable, term deposit and accounts payable and accrued liabilities approximate their fair value due to the relatively short periods to maturity of the instruments. The fair values of other financial assets and liabilities included in the consolidated balance sheet are as follows:

	January 31, 2002		January 31, 2001
	Carrying amount	Fair value	Carrying amount	Fair value
Capital lease obligations	$685,128	$668,032	$168,931	$166,098
Convertible debentures	—	—	2,719,959	2,719,959

        The following methods and assumptions were used to estimate fair value of each class of financial instrument:

        Capital lease obligations and convertible debentures—at the present value of contractual future payments, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.

12. Segmented information:

        Management has determined that the Company operates in one dominant industry segment which involves the development and marketing of embedded semi-conductor memory solutions. All of the Company's operations, assets and employees are located in Canada.

13. United States accounting principles:

        The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The significant differences between Canadian and

US GAAP and their effect on the consolidated financial statements of the Company are described below:

  Consolidated statement of operations:

        The following table reconciles net loss as reported in the accompanying consolidated statement of operations to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US GAAP:

	2002	2001
Net loss in accordance with Canadian GAAP	$(5,561,218)	$(4,185,837)
Depreciation expense(i)	(229,754)	(56,611)
Compensation expense(ii)	(6,439)	(905,399)

Net loss in accordance with US GAAP	(5,797,411)	(5,147,847)
Other comprehensive loss:
Foreign currency translation adjustment	(194,635)	(12,477)

Comprehensive loss in accordance with US GAAP	$(5,992,046)	$(5,160,324)

Loss per share—basic and fully diluted	$(1.30)	$(1.21)

Shareholders' equity (deficiency) in accordance with Canadian GAAP	$3,669,098	$(282,210)
Depreciation expense(i)	(286,365)	(56,611)
Compensation expense(ii)	(1,043,971)	(1,037,532)
Additional paid-in capital(ii)	1,043,971	1,037,532

Shareholders' equity (deficiency) in accordance with US GAAP	$3,382,733	$(338,821)

(i)
Under United States GAAP, property and equipment are depreciated over the assets useful life using the straight-line method of depreciation. Under Canadian GAAP property and equipment are depreciated over the assets useful life using the declining balance method.

(ii)
Under United States GAAP, Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the fair value of stock options and warrants granted to non-employees is recognized as compensation expense over the period that the options or warrants vest. Under Canadian GAAP, the amount of proceeds is included in share capital when the options are exercised.

(2)
Unaudited balance sheet of ATMOS as of July 31, 2002 and the unaudited statement of operations and deficit and cash flows for the six months then ended.

ATMOS CORPORATION

Balance Sheet

Unaudited at July 31, 2002

(Expressed in U.S. dollars)

As of July 31, 2002
(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$149,764
Amounts receivable	106,724
Prepaid expenses	139,501

395,989
Property and equipment	2,644,230
Restricted cash	252,016

$3,292,235

Liabilities and Shareholders' Equity (Deficiency)
Current Liabilities:
Accounts payable and accrued liabilities	$1,494,575
Current portion of capital lease obligations	297,387

1,791,962
Capital lease obligations	58,197
Deferred lease inducement	147,590
Shareholders' equity (deficiency):
Share capital	14,022,554
Additional paid-in capital
Cumulative translation account	(195,701)
Deficit	(12,532,367)

1,294,486
Future operations
Commitments

$3,292,235

ATMOS CORPORATION

Statement of Operations and Deficit

Uunaudited six months ended July 31, 2002

(Expressed in U.S. dollars)

Six Months Ended July 31, 2002
(unaudited)
Revenues:
Software licenses	$102,040
Engineering and design services	—

102,040
Expenses:
Research and development	1,230,922
General and administrative	418,625
Sales and marketing	415,775
Depreciation of property and equipment	393,584
Amortization of prepaid services	—

2,458,906

Loss before other income (expenses)	(2,356,866)
Other income (expenses):
Interest income, net	(29,287)
Royalty rate reduction	—
Gain on sale of subsidiary	—

Net loss	(2,386,153)
Deficit, beginning of year	(10,146,214)

Deficit, end of year	$(12,532,367)

Loss per share—basic and fully diluted	$(0.53)
Weighted average number of shares outstanding	4,484,140

ATMOS CORPORATION

Statement of Cash Flows

Unaudited six months ended July 31, 2002

(Expressed in U.S. dollars)

Six Months Ended July 31, 2002
(unaudited)
Cash flows from operating activities:
Net loss	$(2,386,153)
Items not involving cash:
Depreciation of property and equipment	393,584
Amortization of deferred lease inducement	(13,534)
Amortization of prepaid services	—
Loss on disposal of property and equipment	—
Royalty rate reduction	—
Gain on sale of subsidiary	—
Changes in non-cash operating working capital	768,361

(1,237,742)
Cash flows from financing activities:
Repayment of capital lease obligations	(329,544)
Issuance of convertible debenture	—
Issurance of common shares	131
Issuance of preferred shares	—
Issuance of a warrant	—
Share issue costs	—

(329,413)
Cash flows from investing activities:
Purchase of property and equipment	(241,449)
Increase in restricted cash	—
Proceeds on sale of subsidiary	—

(241,449)
Effects of exchange rates on cash and cash equivalents	11,410

Increase in cash and cash equivalents	(1,797,194)
Cash and cash equivalents, beginning of year	1,946,958

Cash and cash equivalents, end of year	$149,764

Supplemental cash flow disclosure:
Interest paid	$321

(3)
Unaudited reconciliation of United States accounting principles as of July 31, 2002 and for the six months ended July 31, 2002.

United States accounting principles:

        The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Company are described below:

Consolidated statement of operations:

        The following table reconciles net loss as reported in the accompanying consolidated statement of operations to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US GAAP:

Unaudited six months ended July 31, 2002
(Expressed in U.S. dollars)

Six Months Ended July 31st, 2002
(Unaudited)
Net Loss in accordance with Canadian GAAP	$(2,386,153)
Depreciation expense(i)	(194,307)
Compensation expense(ii)	(12,803)

Net loss in accordance with US GAAP	$(2,593,263)
Other comprehensive loss:
Foreign currency translation adjustment	(195,702)

Comprehensive loss in accordance to US GAAP	(2,788,965)

Loss per share—basic and fully diluted	$(0.58)

Six Months Ended July 31st, 2002
(Unaudited)
Shareholders' equity (deficiency) in accordance with Canadian GAAP	$1,294,486
Depreciation expense(i)	(480,672)
Compensation expense(ii)	(1,056,774)
Additional paid-in capital(ii)	1,056,774

Shareholders' equity (deficiency) in accordance with US GAAP	$813,814

(i)
Under United States GAAP, property and equipment are depreciated over the assets useful life using the straight-line method of depreciation. Under Canadian GAAP property and equipment are depreciated over the assets useful life using the declining balance method.

(ii)
Under United States GAAP, Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the fair value of stock options and warrants granted to non-employees is recognized as compensation expense over the period that the options or warrants vest. Under Canadian GAAP, the amount of proceeds is included in share capital when the options are exercised.

(b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed financial statements give effect to the acquisition by the Company of all outstanding shares of ATMOS Corporation in a transaction to be accounted for as a purchase.

        The unaudited pro forma combined condensed balance sheet as of June 30, 2002 gives effect to this acquisition as if it had occurred on June 30, 2002 and, due to different fiscal period ends, combines the historical balance sheet of the Company at June 30, 2002, and the historical balance sheet of ATMOS at July 31, 2002. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2002 give effect to the acquisition as if it had occurred on January 1, 2002 and, due to different fiscal period ends, combines the historical results of the Company for the six months ended June 30, 2002, and the historical results of ATMOS for the six months ended July 31, 2002. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 give effect to the acquisition as if it had occurred on January 1, 2001, and, due to different fiscal period ends, combines the historical results of the Company for the 12 months ended December 31, 2001, and the historical results of ATMOS for the 12 months ended January 31, 2002.

        The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company included in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission and in other reports that the Company files from time to time with the Securities and Exchange Commission as well as the historical financial statements of ATMOS included in this Form 8-K/A.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2002

(In thousands)

	MoSys	ATMOS	Adjustments		Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,699	$150	$(11,540	)(A)	$12,309
Short-term investments	61,836	—	—		61,836
Accounts receivable, net	792	106	—		898
Inventories	1,456	—	—		1,456
Prepaids & other current assets:	4,243	140	(500	)(A)	3,883

Total current assets	92,026	396	(12,040)		80,382

Property and equipment, net	2,234	2,164	(833	)(F)	3,565
Other assets	111	252	—		363
Goodwill	—	—	12,224	(A)	12,224

Total Assets	$94,371	$2,812	$(649)		$96,534

Liabilities
Current Liabilities
Accounts payable	$627	$910	$—		$1,537
Accrued expenses and other liabilities	1,595	882	(143	)(F)	2,334
Deferred revenue	1,393	—	—		1,393

Total current liabilities	3,615	1,792	(143)		5,264

Redeemable convertible preferred stock	—	—	—		—
Deferred Leasehold Improvements	—	148	—		148
Capital Lease Obligation	—	58	—		58
Equity
Common stock	301	—	—		301
Additional paid in capital	96,732	15,079	(14,457	)(E)	97,354
Notes receivable from stockholders	(15)	—	—		(15)
Deferred stock-based compensation	(1,042)	—	(314	)(C)	(1,356)
Unrealized holding gain (loss) for marketable securities	95	—	—		95
Accumulated deficit	(5,315)	(14,265)	14,265	(B)	(5,315)

Total stockholders' equity (deficit)	90,756	814	(506)		91,064

Total Liabilities & Equity	$94,371	$2,812	$(649)		$96,534

MONOLITHIC SYSTEM TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2002

(In thousands, except per share amounts

	MoSys 6/30/02	ATMOS 7/31/02	Pro Forma Adjustments		Pro Forma Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Net revenue:
Product	$1,541	$—	$—		$1,541
Licensing	4,504	102	—		4,606
Royalty	6,880	—	—		6,880

Net Revenue	12,925	102	—		13,027
Cost of net revenue:
Product	830	—	—		830
Licensing	651	—	—		651

Total cost of revenues	1,481	—	—		1,481

Total gross margin	11,444	102	—		11,546
Operating expenses:
Research and development	2,821	1,819	76	(D)	4,716
Selling, general and administrative	2,179	834	—		3,013
Stock based compensation	364	13	96	(C)	473

Total operating expenses	5,364	2,666	172		8,202
Operating income (loss)	6,080	(2,564)	(172)		3,344
Interest and other income	800	(29)	—		771

Income (loss) before income tax	6,880	(2,593)	(172)		4,115
Benefit (provision) for income taxes 20%	(1,375)	—	—		(1,375)

Net income (loss)	$5,505	$(2,593)	$(172)		$2,740

Earnings per share:
Basic	$0.19	$(0.58)			$0.09
Diluted	$0.17	$(0.58)			$0.09
Shares used in computing earnings per share:
Basic	29,630	4,484			29,691
Diluted	31,530	4,484			31,764

MONOLITHIC SYSTEM TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands, except per share amounts)

	MoSys 12/31/01	ATMOS 1/31/02	Pro Forma Adjustments		Pro Forma Combined
	(audited)	(audited)	(unaudited)		(unaudited)
Net revenue:
Product	$12,991	$—	$—		$12,991
Licensing	6,053	318	—		6,371
Royalty	3,446	—	—		3,446

Net Revenue	22,490	318	—		22,808
Cost of net revenue:
Product	5,776	—	—		5,776
Licensing	633	—	—		633

Total cost of revenues	6,409	—	—		6,409

Total gross margin	16,081	318	—		16,399
Operating expenses:
Research and development	4,419	3,950	153	(D)	8,522
Selling, general and administrative	4,685	2,191	—		6,876
Stock based compensation	1,437	7	192	(C)	1,636

Total operating expenses	10,541	6,148	345		17,034
Operating income (loss)	5,540	(5,830)	(345)		(635)
Interest and other income	1,818	33	—		1,851

Income (loss) before income tax	7,358	(5,797)	(345)		1,216
Benefit (provision) for income taxes 5%	(367)	—	—		(367)

Net income (loss)	$6,991	$(5,797)	$(345)		$849

Earnings per share:
Basic	$0.35	$(1.30)			$0.04
Diluted	$0.25	$(1.30)			$0.03
Shares used in computing earnings per share:
Basic	19,709	4,453			19,771
Diluted	28,390	4,453			28,640

Note 1. Basis of pro forma presentation

        On August 30, 2002, the Company acquired ATMOS Corporation ("ATMOS"), a Canada based privately held company. ATMOS is a semiconductor memory company that focuses on creating high-density, compiler-generated embedded memory solution for System-on-a-Chip ("SoC") applications. The total purchase price for the acquisition of approximately $12.3 million has been accounted for under the purchase method of accounting for business combinations. The Company paid $11.7 million in cash along with a distribution of 26,843 shares of common stock to ATMOS employees with a combined total fair value of $12.0 million in exchange for all outstanding stock of ATMOS. Under the purchase method of accounting, the common stock has been valued using the Company's average stock price for the five-day period (two days before, day of and two days after) ending June 10, 2002, which was $11.47. Direct transaction costs related to the acquisition are estimated to be approximately $313,000. The Company loaned $500,000 to ATMOS under a promissory note due on July 31, 2002, which has been included in the cash portion of the purchase price.

        The Company issued options to purchase a total of 320,000 shares of common stock to continuing ATMOS employees immediately following the closing. The exercise price of the MoSys options was equal to the closing price of a share of the Company's common stock on the Nasdaq National Market at the close of business on the closing date of the acquisition. The options granted to ATMOS employees are subject to the terms of the Company's 2000 Employee Stock Option Plan. Since the options issued were for post-acquisition services and not replacement awards for ATMOS options, the Company did not include the value in the total purchase price of the acquisition.

        The Company issued 34,900 shares of restricted stock and paid restricted cash of $153,000 to AMTOS continuing employees in exchange for outstanding stock of ATMOS. These transactions were accounted under compensation for post-combination services rather than additional purchase price as they are subject to future services. The shares and cash are subject to forfeiture in the event that the employees cease to be employed by the Company. The Company recorded approximately $314,000 of unearned compensation related the restricted shares, which will be amortized over the vesting period of 24 months using the graded method. The restricted cash shall cease to be restricted on the first anniversary of the closing date; therefore, it will be amortized over 12 months.

        The acquisition was accounted for under the purchase method of accounting for business combinations in accordance with Statements of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair value. The pro forma financial information has been prepared on the basis of assumptions described in the following notes and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of ATMOS based on preliminary estimates of their fair values from an independent appraisal. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations that have been completed. The Company does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation.

        Under the purchase method of accounting, the total estimated purchase price, calculated as described in Notes 1 and 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of ATMOS acquired in connection with the acquisition, based on their fair values as of the completion of the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist management of MoSys in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. A final determination of these fair values will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of ATMOS that existed as of the date of completion of the acquisition.

        The unaudited pro forma combined condensed balance sheet as of June 30, 2002 gives effect to this acquisition as if it had occurred on June 30, 2002 and, due to different fiscal period ends, combines the historical balance sheet of the Company at June 30, 2002, and the historical balance sheet of ATMOS at July 31, 2002. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2002 give effect to the acquisition as if it had occurred on January 1, 2002 and, due to different fiscal period ends, combines the historical results of the Company for the six months ended June 30, 2002, and the historical results of ATMOS for the six months ended July 31, 2002. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 give effect to the acquisition as if it had occurred on January 1, 2001, and, due to different fiscal period ends, combines the historical results of the Company for the 12 months ended December 31, 2001, and the historical results of ATMOS for the 12 months ended January 31, 2002.

        The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results of financial position.

Note 2. Purchase Price Allocation

        The total purchase price of ATMOS is as follows:

Cash	$11,227
Loan note	500
Shares	308
Direct costs of acquisition	313

$12,348

        Actual expected goodwill is anticipated to be approximately $12.3 million due to changes in net assets from July 31, 2002 to the date of acquisition.

        The Company's allocation of the aggregate purchase price is based on management's analysis and estimates of the fair values of the tangible and intangible assets. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. The purchase price has been allocated to the tangible assets acquired based on management's estimate of their fair values, and to the intangible assets acquired based on their estimated fair values as determined by an independent appraisal. Goodwill will be reviewed annually for impairment based on estimated future undiscounted cash flows attributable to goodwill, or more frequently, if impairment indicators arise. In the event such cash flows are not expected to be sufficient to recover the recorded value of goodwill, it is written down to its estimated fair value. The allocation is summarized below (in thousands):

Tangible assets acquired:
Cash	$150
Prepaids and other assets	498
Fixed Assets	1,331

Total tangible assets	1,979

Total liabilities acquired	(1,855)

Net assets acquired	124
Intangible assets acquired:
Goodwill	12,224

Total consideration	$12,348

Note 3. Unaudited Pro Forma Combined Net Income per Share

        Net income per share and shares used in computing the pro forma combined net income per share are based upon the Company's historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued January 1, 2001 for the year ended December 31, 2001, and January 1, 2002 for the six months ended June 30, 2002.

Note 4. Purchase Adjustments

        The following adjustments were applied to the combined financial statements:

  (A)
  To reflect the issuance of cash and loan notes in the acquisition and to record estimated transaction costs and other assets and liabilities at their fair values.

  (B)
  To reflect the elimination of the stockholders' equity accounts of ATMOS.

  (C)
  To record stock compensation associated with shares issued subject to forfeiture. Unearned compensation is amortized using the graded method over the vesting period of 3 years, which results in the amortization of approximately 61% in the first year.

  (D)
  To reflect the cash compensation given subject to forfeiture. The cash compensation is amortized over 12 months.

  (E)
  To reflect elimination of additional paid in capital of ATMOS, and to reflect deferred compensation and share consideration arising on the issuance of shares:

Elimination of ATMOS additional paid in capital	$(15,079)
Deferred stock compensation	314
Share consideration	308

$(14,457)
  (F)
  To reflect fair value adjustments arising on the acquisition of ATMOS.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.
Dated: November 13, 2002

	By:	/s/ Mark Voll
		Name:	Mark Voll
		Title:	Vice President and CFO

QuickLinks

  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
AUDITORS' REPORT TO THE DIRECTORS
ATMOS CORPORATION Balance Sheets January 31, 2002 and 2001 (Expressed in U.S. dollars)
ATMOS CORPORATION Statements of Operations and Deficit Years ended January 31, 2002 and 2001 (Expressed in U.S. dollars)
ATMOS CORPORATION Statements of Cash Flows Years ended January 31, 2002 and 2001 (Expressed in U.S. dollars)
ATMOS CORPORATION Notes to Financial Statements Years ended January 31, 2002 and 2001 (Expressed in U.S. dollars)
ATMOS CORPORATION Balance Sheet Unaudited at July 31, 2002 (Expressed in U.S. dollars)
ATMOS CORPORATION Statement of Operations and Deficit Uunaudited six months ended July 31, 2002 (Expressed in U.S. dollars)
ATMOS CORPORATION Statement of Cash Flows Unaudited six months ended July 31, 2002 (Expressed in U.S. dollars)
Unaudited six months ended July 31, 2002 (Expressed in U.S. dollars)
MONOLITHIC SYSTEM TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AS OF JUNE 30, 2002 (In thousands)
MONOLITHIC SYSTEM TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 (In thousands, except per share amounts
MONOLITHIC SYSTEM TECHNOLOGY, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (In thousands, except per share amounts)
SIGNATURES